Exhibit 99.1

WM Technology, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results

Fourth Quarter 2024 Revenue of $47.7 million and Full Year Revenue of $184.5 million
Ninth Consecutive Quarter of Adjusted EBITDA Profitability and Full Year Net Income Profitability

Irvine, Calif. -- March 13, 2025 -- WM Technology, Inc. (“WM Technology” or the “Company”) (Nasdaq: MAPS), a leading marketplace and technology solutions provider to the cannabis industry, today announced its financial results for the fourth quarter and year ending December 31, 2024.
"We are proud of our team's efforts and operational focus in delivering another period of strong financial results to close out the year," said Doug Francis, CEO of WM Technology. "Our operational discipline and ability to drive profitability have been key in navigating the unique challenges our industry faces, and we are now well-positioned to invest back in our people and technology. As we build for the future, we will continue to focus on the value of our marketplace and enhance the Weedmaps experience for both consumers and clients as we adapt in this evolving industry."
Fourth Quarter 2024 Financial Highlights
•Revenue of $47.7 million increased from $46.6 million in the prior quarter and $46.5 million in the prior year period. The increase from the prior year period was driven by increases in our Deal Listing and Display Ad products.
◦Average monthly paying clients(1) of 5,225 increased from 5,100 in the prior quarter and 5,014 in the prior year period. The increase from the prior year period was due to new client acquisitions and client reactivations, partially offset by churn across our mature markets.
◦Average monthly revenue per paying client(2) of $3,041 was consistent with $3,043 in the prior quarter and decreased from $3,089 in the prior year period. The decrease from the prior year period was driven by ongoing constraints on our clients' marketing budgets and their limited capacity for upsells.
•Net income decreased to $3.7 million from $5.3 million in the prior quarter and increased from net loss of $11.2 million in the prior year period.
•Adjusted EBITDA(3) increased to $11.9 million from $11.3 million in the prior quarter and $8.9 million in the prior year period.
Fiscal Year 2024 Financial Highlights
•Revenue of $184.5 million decreased from $188.0 million in the prior year. The decrease from the prior year was impacted by our clients continuing to face constrained marketing budgets, the ongoing consolidation of our industry, specifically amongst our client base, and a loss in revenue from products that were sunset in December 2023, partially offset by an increase in revenues from our Weedmaps for Business, driven by favorable pricing changes.
◦Average monthly paying clients(1) of 5,077 decreased from 5,419 in the prior year. The decrease from the prior year was due to the decrease in client count related to the aforementioned sunset products, the removal of paying clients from our platform who have become delinquent, as well as client churn due to continued industry challenges, such as price deflation and ongoing consolidation.

◦Average monthly revenue per paying client(2) of $3,029 increased from $2,891 in the prior year. The increase from prior year was due to the aforementioned sunset products, which had lower average monthly spending clients.
•Net income increased to $12.2 million from net loss of $15.7 million in the prior year.
•Adjusted EBITDA(3) increased to $42.9 million from $36.9 million in the prior year.
•Total shares outstanding across Class A and Class V Common Stock were 153.4 million as of December 31, 2024.
•Cash increased to $52.0 million as of December 31, 2024, as compared to $34.4 million as of December 31, 2023.
Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.
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(1)Average monthly paying clients are defined as the average of the number of paying clients billed in a month across a particular period (and for which services were provided).
(2)Average monthly revenues per paying client is defined as the average monthly revenues for any particular period divided by the average monthly paying clients in the same respective period. Average monthly revenues per paying client is calculated in the same manner as our previously-reported “Average monthly net revenue per paying client,” and the description of the metric is being updated solely because we changed the reporting line item from “Net revenue” to “Revenue”. See “Basis of Presentation” and “Revenue Recognition” of Note 2. “Summary of Significant Accounting Policies,” of the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal year December 31, 2024.
(3)For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of their use and a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), see “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” below.

"We believe that our financial performance directly reflects our ability to manage costs in line with revenue performance to maintain our profitability," said Susan Echard, CFO of WM Technology. "Through tighter collaboration across our teams and with our clients, we've been able to improve our accounts receivable and collections process, leading to recoveries of past-due accounts and strengthening the quality of our receivables. With a strong cash position and no financial debt, we remain focused on initiatives that provide the greatest impact to the company."

Business Outlook
While we are very pleased with the progress we made in 2024, the challenges we face as we enter 2025 remain and will require strategic investments to support our long-term growth and health. To that end, we are prioritizing key technology and marketing initiatives to further strengthen our platform. As a result, based on information available as of March 13, 2025, we are issuing guidance for the first quarter of 2025 as follows:

•Revenue is estimated to be approximately $43 million.
•Non-GAAP Adjusted EBITDA is estimated to be approximately $7 million.

The guidance provided above is only an estimate of what we believe is realizable as of the date of this release. We are not readily able to provide a reconciliation of projected Non-GAAP Adjusted EBITDA to projected net income without unreasonable effort. This guidance assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the period. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.” Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Investor Conference Call and Webcasts
We will host a conference call and webcast today, Thursday, March 13, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) at https://edge.media-server.com/mmc/p/y4xujkrd. A webcast replay will also be archived at ir.weedmaps.com.
We have used, and intends to continue to use, the investor relations portion of our website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About WM Technology
Founded in 2008, WM Technology operates Weedmaps, a leading cannabis marketplace for consumers, as well as a broad set of eCommerce and compliance software solutions for cannabis businesses and brands in U.S. state-legal markets. WM Technology holds a strong belief in the power of cannabis and the importance of enabling safe, legal access to consumers worldwide.
Over the past 16 years, the Weedmaps marketplace has become a premier destination for cannabis consumers to discover and browse cannabis-related products, access daily dispensary deals, order ahead for pick-up and delivery by participating retailers (where applicable) and learn about the plant. The Company also offers eCommerce-enablement tools designed to help cannabis retailers and brands reach consumers, create business efficiency, and manage industry-specific compliance needs.
The Company is committed to advocating for full U.S. legalization, industry-wide social equity, and continued education about the plant through key partnerships and cannabis subject matter experts.
Headquartered in Irvine, California, WM Technology supports remote and hybrid work for eligible employees. Visit us at www.weedmaps.com.
Forward-Looking Statements
This press release includes “forward-looking statements” regarding the Company’s future business expectations which involve risks and uncertainties. Forward looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new clients and retain existing clients; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; the Company’s ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for its future operations; the impact of the material weaknesses in the Company’s internal controls and ability to remediate these material weaknesses in the timing the Company anticipates, or at all; the Company’s ability to maintain its listing on the Nasdaq Stock Market LLC; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; the effect of macroeconomic conditions, including but not limited to inflation, uncertain credit and global financial markets, recent and potential future disruptions in access to bank deposits or lending commitments due to bank failures and geopolitical events, including the military conflicts between Russia and Ukraine and Israel and Hamas and occurrence of a catastrophic event, including but not limited to severe weather, war, or terrorist attack; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis industry; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to effectively anticipate and address changes in the end-user market in the cannabis industry; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the Company’s ability to maintain and grow its two-sided marketplace, including its ability to acquire and retain paying clients; the Company’s ability to continue to collect on outstanding receivables; the Company’s ability to realize the expected benefits of any strategic acquisitions; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors; cyber-attacks and security vulnerabilities; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s Annual Report for the fiscal year ended December 31, 2024, on Form 10-K filed with the Securities and Exchange Commission on March 13, 2025. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Measures
Our financial statements, including net income (loss), are prepared in accordance with principles generally accepted in the United States of America (“GAAP”).
To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income (loss) before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude stock-based compensation, change in fair value of warrant liability, transaction related bonus, legal settlements and other legal costs, discharge of holdback obligation related to prior acquisition, reduction in force, asset impairment charges, change in TRA liability and other non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net income (loss) (the most directly comparable GAAP financial measure) to EBITDA; and from EBITDA to Adjusted EBITDA.
We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Each of EBITDA and Adjusted EBITDA has limitations as an analytical tool, and you should not consider any of these non-GAAP financial measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.
Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)

	December 31,
	2024	2023
Assets
Current assets
Cash	$51,966	$34,350
Accounts receivable, net	10,060	11,158
Prepaid expenses and other current assets	7,486	5,978
Total current assets	69,512	51,486
Property and equipment, net	24,075	24,255
Goodwill	68,368	68,368
Intangible assets, net	1,952	2,507
Right-of-use assets	14,695	15,629
Other assets	3,264	4,776
Total assets	$181,866	$167,021
Liabilities and Equity
Current liabilities
Accounts payable and accrued expenses	$20,102	$21,182
Deferred revenue	5,433	5,918
Operating lease liabilities, current	3,492	6,493
Tax receivable agreement liability, current	1,406	122
Total current liabilities	30,433	33,715
Operating lease liabilities, non-current	26,601	26,550
Tax receivable agreement liability, non-current	3,006	1,634
Warrant liability	585	585
Other long-term liabilities	1,174	1,386
Total liabilities	61,799	63,870
Stockholders’ equity
Preferred Stock - $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding at December 31, 2024 and December 31, 2023	—	—
Class A Common Stock - $0.0001 par value; 1,500,000,000 shares authorized; 99,033,110 shares issued and outstanding at December 31, 2024 and 94,383,053 shares issued and outstanding at December 31, 2023	10	9
Class V Common Stock - $0.0001 par value; 500,000,000 shares authorized, 54,319,542 shares issued and outstanding at December 31, 2024 and 55,486,361 shares issued and outstanding at December 31, 2023	5	5
Additional paid-in capital	92,941	80,884
Accumulated deficit	(56,879)	(64,518)
Total WM Technology, Inc. stockholders’ equity	36,077	16,380
Noncontrolling interests	83,990	86,771
Total equity	120,067	103,151
Total liabilities and equity	$181,866	$167,021

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share data)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenues	$47,670	$46,467	$184,514	$187,993

Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,290	2,779	9,019	12,527
Sales and marketing	10,050	10,902	40,424	47,073
Product development	8,071	8,119	36,426	36,001
General and administrative	19,070	18,474	70,619	74,313
Depreciation and amortization	3,637	2,716	13,278	12,133
Asset impairment charges	—	16,021	—	24,403
Total costs and expenses	43,118	59,011	169,766	206,450
Operating income (loss)	4,552	(12,544)	14,748	(18,457)
Other income (expenses), net
Change in fair value of warrant liability	(195)	2,285	—	1,505
Change in tax receivable agreement liability	(1,287)	(567)	(2,773)	(1,256)
Other income	620	(310)	258	2,574
Income (loss) before income taxes	3,690	(11,136)	12,233	(15,634)
Provision (benefit) for income taxes	(26)	93	46	93
Net income (loss)	3,716	(11,229)	12,187	(15,727)
Net income (loss) attributable to noncontrolling interests	1,365	(4,118)	4,548	(5,829)
Net income (loss) attributable to WM Technology, Inc.	$2,351	$(7,111)	$7,639	$(9,898)

Class A Common Stock:
Basic income (loss) per share	$0.02	$(0.08)	$0.08	$(0.11)
Diluted income (loss) per share	$0.02	$(0.08)	$0.08	$(0.11)

Class A Common Stock:
Weighted average basic shares outstanding	97,778,402	94,128,362	96,254,679	93,244,911
Weighted average diluted shares outstanding	98,726,850	94,128,362	97,103,304	93,244,911

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2024	2023
Cash flows from operating activities
Net income (loss)	$12,187	$(15,727)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	13,278	12,133
Change in fair value of warrant liability	—	(1,505)
Change in tax receivable agreement liability	2,773	1,256
Amortization of right-of -use lease assets	3,769	4,930
Asset impairment charges	—	24,403
Stock-based compensation	9,221	13,515
Discharge of holdback obligation related to prior acquisition	—	(3,705)
Gain on lease termination	(109)	—
Provision for credit losses	38	1,792
Changes in operating assets and liabilities:
Accounts receivable	1,060	4,488
Prepaid expenses and other current assets	(1,516)	3,335
Other assets	1,032	(40)
Accounts payable and accrued expenses	996	(15,275)
Deferred revenue	(485)	(338)
Operating lease liabilities	(5,568)	(6,334)
Net cash provided by operating activities	36,676	22,928

Cash flows from investing activities
Capitalized software and expenditures	(11,637)	(11,871)
Net cash used in investing activities	(11,637)	(11,871)

Cash flows from financing activities
Distributions	(7,682)	(4,218)
Repayment of insurance premium financing	—	(1,450)
Taxes paid related to net share settlement of equity awards	(4)	(6)
Proceeds from collection of related party note receivable	379	384
Tax receivable agreement payment	(116)	—
Net cash used in financing activities	(7,423)	(5,290)

Net increase in cash	17,616	5,767
Cash – beginning of year	34,350	28,583
Cash – end of year	$51,966	$34,350

WM TECHNOLOGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$3,716	$(11,229)	$12,187	$(15,727)
Provision (benefit) for income taxes	(26)	93	46	93
Depreciation and amortization expenses	3,637	2,716	13,278	12,133
Interest income, net	(91)	(10)	(422)	(33)
EBITDA	7,236	(8,430)	25,089	(3,534)
Stock-based compensation	2,049	3,126	9,221	13,515
Change in fair value of warrant liability	195	(2,285)	—	(1,505)
Asset impairment charges	—	16,021	—	24,403
Transaction related bonus expense	—	(311)	—	3,089
Legal settlements and other legal costs(1)	1,151	191	5,836	3,194
Discharge of holdback obligation related to prior acquisition	—	—	—	(3,705)
Change in tax receivable agreement liability	1,287	567	2,773	1,256
Reduction in force expense	—	—	—	194
Adjusted EBITDA	$11,918	$8,879	$42,919	$36,907

(1) Represents legal and advisory fees related to ongoing litigation related to shareholder derivative actions, the SEC enforcement matter and the SEC settlement for the years ended December 31, 2024 and 2023. See Note 6, “Commitments and Contingencies” to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal year December 31, 2024.

Contacts

Investor Relations:

investors@weedmaps.com

Media Contract:

press@weedmaps.com